Exhibit 21.1
Subsidiaries of Exelis Inc.
The following is a list of the subsidiaries that Exelis Inc. will have immediately after the completion of the spin-off.

Name	Jurisdiction

Al-Shabaka for Protection Products Marketing and General Support Services, LLC	Iraq
Archer Communications Systems Limited	United Kingdom
California Commercial Spaceport Inc.	California
CCSI Investment Corporation	California
CCSI Management Corporation	California
Darlington Inc.	Delaware
Defence Investments Ltd.	United Kingdom
EDO (UK) Ltd.	United Kingdom
EDO Artisan Inc.	New Jersey
EDO Automotive Natural Gas Inc.	Delaware
EDO Communications & Countermeasures Systems GmbH	Germany
EDO Communications & Countermeasures Systems Inc.	California
EDO Corporation	New York
EDO Energy Corporation	Delaware
EDO MBM Technology Ltd.	United Kingdom
EDO Mtech Inc.	Pennsylvania
EDO Professional Services Inc.	Virginia
EDO Reconnaissance & Surveillance Systems, Inc.	Delaware
EDO Rugged Systems Ltd.	United Kingdom
EDO Western Corp.	Utah
Felec Services Inc.	Delaware
EVI Technology LLC	Delaware
Fiber Innovations, Inc.	Massachusetts
Gilcron Corporation	Delaware
Gilcron International, Inc.	Delaware
IBL JV, LLC	Delaware
Impact Science and Technology Inc.	New Hampshire
ITT Advanced Engineering & Sciences International Inc.	Delaware
ITT Antarctic Services, Inc.	Delaware
ITT Arctic Services, Inc.	Delaware
ITT Communications Support, Inc.	Delaware
ITT DCO, Inc. Manufacturing Enterprises LLC	Delaware
ITT Defence Australia Pty Ltd.	Australia
ITT Defence Ltd.	United Kingdom
ITT Defense Espana S.L.	Spain
ITT Defense International, Inc.	Delaware
ITT Federal Services Arabia, LTD.	Saudi Arabia
ITT Federal Services GmbH	Germany
ITT Federal Services International Corporation LLC	Macedonia
ITT Federal Services International Ltd.	Cayman Islands
ITT FSC Investment Corporation	Delaware

Name	Jurisdiction

ITT FSC Management Corporation	Delaware
ITT GNSS	California
ITT INSYTE Corporation	Florida
ITT Power Solutions	Massachusetts
ITT Security Services GmbH	Germany
ITT Shaw LLC	Delaware
ITT Space Systems LLC	Delaware
ITT Systems Corporation	Delaware
ITT VIS KK	Japan
ITT Visual Information Solutions BV	Netherlands
ITT Visual Information Solutions GmbH	Germany
ITT/B&W LLC	Delaware
Manu Kai, LLC	Hawaii
Mission Systems International Sarl	Luxembourg
Nexgen Communications LLC	Virginia
Research Systems Inc.	Colorado
Research Systems International France s.a.r.l.	France
Research Systems International UK Limited	United Kingdom
Research Systems Italia s.r.l.	Italy
Spaceport Management Corporation	Delaware
Spaceport Systems International	Delaware
Specialty Plastics, Inc.	Louisiana